Exhibit 10.6

AMENDMENT NO. 1 TO THE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE PURCHASE AGREEMENT (this “Amendment”) is made as of the 13th day of July, 2006, by and among Alliance Laundry Systems LLC, a Delaware corporation, Laundry Systems Group NV, a limited liability company organized and existing under the laws of Belgium, Cissell Manufacturing Company, a Rhode Island corporation, Jensen USA Inc., a North Carolina corporation, and LSG North America, Inc., a North Carolina corporation. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, the Buyer and the Sellers are parties to that certain Purchase Agreement, dated as of May 23, 2006.

WHEREAS, the Buyer and the Sellers are authorized, pursuant to the terms of Section 12.12 of the Purchase Agreement, to amend the terms of the Purchase Agreement.

WHEREAS, the Buyer and the Sellers desire to make certain amendments to the terms of the Purchase Agreement.

NOW, THEREFORE, in consideration of the terms and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Sellers hereto agree as follows:

1.	Allocation of the Purchase Price. Section 1.7 of the Purchase Agreement shall be deleted from the Purchase Agreement and the following shall be substituted in replacement thereof:

Allocation of the Purchase Price. No later than 120 days following the Closing Date, the Buyer and LSG shall mutually agree upon an allocation, in accordance with Applicable Law, of the Purchase Price and other relevant items among the Acquired Assets and the Acquired Stock. For these purposes, the assets of Laundromats LLC (and not the Laundromats Membership Interests) shall be considered Acquired Assets. To the extent permitted by Applicable Law, the Buyer and the Sellers shall use the agreed-upon allocation for all Tax reporting purposes.

2.	Accounts Receivables. A new Section 5.15 shall be added to the Purchase Agreement to read as follows:

Section 5.15 Post-Closing Accounts Receivables. From and after the Closing Date, the Sellers shall remit to the Buyer all payments received by any Seller in respect of accounts receivables, trade receivables and equipment note receivables, or, indebtedness owed to, the Acquired Operations within two Business Days of such Seller’s receipt thereof. Such amounts shall be transferred to the Buyer in immediately available funds to the account designated on Annex I hereto.

3.	Aggregate Purchase Price. The definition of “Aggregate Purchase Price” included within Section 11.1 of the Purchase Agreement shall be deleted from the Purchase Agreement and the following shall be substituted in replacement thereof:

“Aggregate Purchase Price” shall mean the sum of (i) the Purchase Price, (ii) the Final Purchase Price (as such term is defined in the Share Purchase Agreement) and (iii) the IPSO Debt (as such term is defined in the Share Purchase Agreement).

4.	Effect of Amendment. This Amendment shall be effective as of the date hereof. Except to the extent modified herein, all of the terms and conditions of the Purchase Agreement, as heretofore in effect, shall remain in full force and effect, and, as modified hereby, all of the terms and conditions of the Purchase Agreement are hereby ratified and confirmed in all respects. All references to the “Purchase Agreement” in any future correspondence or notice shall be deemed to refer to the Purchase Agreement as modified by this Amendment.

5.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6.	Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of law rules thereof.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment No. 1 to the Purchase Agreement as of the date first above written.

ALLIANCE LAUNDRY SYSTEMS LLC

By:	/s/ Thomas F. L’Esperance
Name:	Thomas F. L’Esperance
Title:	President and Chief Executive Officer

LAUNDRY SYSTEMS GROUP NV

By:	/s/ Jesper Munch Jensen
Name:	Jesper Munch Jensen
Title:	Chief Executive Officer

LAUNDRY SYSTEMS GROUP NV

By:	/s/ Erik Vanderhaegen
Name:	Erik Vanderhaegen
Title:	Chief Financial Officer

CISSELL MANUFACTURING COMPANY

By:	/s/ Jens Voldbaek
Name:	Jens Voldbaek
Title:	Vice President

JENSEN USA INC.

By:	/s/ Jens Voldbaek
Name:	Jens Voldbaek
Title:	President

LSG NORTH AMERICA, INC.

By:	/s/ Erik Vanderhaegen
Name:	Erik Vanderhaegen
Title:	President

Annex I

Bank Account Information

Alliance Laundry Systems LLC

c/o Bank of America

91117 Collections Center Drive

Chicago, IL 60693

ABA No: 026009593

Account: 8188603612

SWIFT: BOFAUS3N